Exhibit 99.2

For Release                            Immediate

Contacts                                (News Media) Tony Zehnder, Corporate Communications 312.396.7086
                                                (Investors) Scott Galovic, Investor Relations 317.817.3228

Conseco Seeks Amendment to Senior Credit Facility to Provide Covenant Relief in Exchange for Additional Principal Payments;

Changes Would Be Subject to Completion of Public Stock Offering

Carmel, Ind., December 08, 2009: Conseco, Inc. (NYSE: CNO), reported today that it is seeking an amendment to its senior credit facility.  The amendment would become effective upon the closing of the Company’s previously announced proposed public offering of common stock.  “This amendment would provide additional covenant margin over the next two years, allowing us greater focus on profitably growing our business segments and increasing shareholder value,” said Conseco CFO Ed Bonach.

The changes to the senior credit facility being sought would include:

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the minimum risk-based capital ratio requirement would remain at 200% through December 31, 2010 and would increase to 225% for 2011 and 250% for 2012 (the risk-based capital requirement is currently scheduled to return to 250% after June 30, 2010);

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the required minimum level of statutory capital and surplus would remain at $1.1 billion through December 31, 2010 and would increase to $1.2 billion for 2011 and $1.3 billion for 2012 (the required minimum level of statutory capital and surplus is currently scheduled to return to $1.27 billion after June 30, 2010);

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the interest coverage ratio requirement would remain at 1.5x through December 31, 2010 and would increase to 1.75x for 2011 and 2.0x for 2012 (the interest coverage ratio requirement is currently scheduled to return to 2.0x after June 30, 2010); and

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the debt to total capital ratio requirement would remain at 32.5% through December 31, 2009 and would change to 30.0% thereafter (the debt to total capital ratio requirement is currently scheduled to return to 30.0% after June 30, 2010).

In exchange for the covenant relief, Conseco would agree to pay $150 million of the first $200 million of net proceeds from its proposed public offering of common stock to the lenders and, in addition, to pay 50% of any net proceeds in excess of $200 million from the offering.  The credit facility currently requires the Company to pay 50% of the net proceeds of any equity issuance to the lenders.

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Conseco (2)
December 08, 2009

The amendment would modify the Company’s principal repayment schedule to eliminate any principal payments in 2010 and provides for principal payments of $35 million in 2011, $40 million in 2012 and $40 million in 2013.  The Company currently is required to make principal repayments equal to 1% of the initial principal balance each year, subject to certain adjustments, and to make additional principal repayments from excess cash flow.  The current principal balance of the senior credit facility is $817.8 million, and the senior credit facility matures in October 2013.

The amendment would also provide that the 1% payment in kind, or PIK, interest that has accrued since March 30, 2009 as an addition to the principal balance under the senior credit facility would be replaced with a payment of an equal amount of cash interest.  The amount of accrued PIK interest (expected to be approximately $6 million) would be paid in cash when the amendment becomes effective.  The deletion of the 1% PIK interest and the payment of an equal amount of cash interest would not impact reported interest expense.  The amendment would become effective on the date, on or before January 15, 2010 (unless extended by the agent for the lenders), on which the Company makes the principal payment described above from the net proceeds of the public offering of the common stock.  In connection with the amendment, Conseco would expect to incur approximately $2.3 million of fees and expenses and to write off approximately $1 million of unamortized debt issuance costs.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.  A registration statement relating to common stock of the Company has been filed with the Securities and Exchange Commission but is not yet effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

About Conseco
Conseco, Inc.’s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures.  For more information, visit Conseco’s web site at www.conseco.com.

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Conseco (3)
December 08, 2009

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco’s products and trends in Conseco’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ‘‘forward-looking’’ information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (ii) liquidity issues associated with the right of holders of our 3.5% convertible debentures due 2035 to require us to repurchase such debentures on September 30, 2010; (iii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iv) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (v) our ability to obtain adequate and timely rate increases on our supplemental health products, including our long-term care business; (vi) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (viii) changes in our assumptions related to the cost of policies produced or the value of policies in force at the effective date; (ix) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on its value; (x) our assumption that the positions we take on our tax return filings, including our position that our 7.0% convertible senior debentures due 2016 will not be treated as stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and will not trigger an ownership change, will not be successfully challenged by the Internal Revenue Service; (xi) changes in accounting principles and the interpretation thereof; (xii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xiii) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xiv) our ability to identify products and markets in which we can  compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xv) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xvi) our ability to complete the remediation of  the material weakness in internal controls over our actuarial reporting process and to maintain effective controls over financial reporting; (xvii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xviii) our ability to achieve eventual upgrades of the  financial strength ratings of Conseco and our insurance company subsidiaries as well as the impact of rating downgrades on our business and our ability to access capital; (xix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xx) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xxi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products.  Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.  Our forward-looking statements speak only as of the date made.  We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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